UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 29, 2018, Guardion Health Sciences, Inc. (the “Company”) issued and sold an aggregate of 521,740 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) at a purchase price of $1.15 per Share (or a purchase price of $600,000 in the aggregate), in a private placement (the “Private Placement”) to certain purchasers (the “Purchasers”) pursuant to separate Stock Purchase Agreements, by and among the Company and the Purchasers.

The Company intends to use the proceeds from the sale of the Shares to fund various corporate and other operating expenses.

Additionally, pursuant to the Purchase Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the "SEC") within two hundred and forty (240) days of the Effective Date to register the Shares for resale. The Company is obligated to use its commercially reasonable efforts to cause the Registration Statement to become effective with the SEC as promptly as practicable following the date the Registration Statement is filed with the SEC.

A copy of the form of Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Purchase Agreements in this Current Report on Form 8-K are a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities

The Shares issued pursuant to the Purchase Agreements were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) and Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ MICHAEL FAVISH
Name: Michael Favish
Title: Chief Executive Officer

Date: November 30, 2018